Resonant Inc. Reports Second Quarter 2018 Financial Results
and Provides Business Update and Financial Outlook
- Secured two new customer engagements -
- Increased number of devices under contract to more than 60 -
- Grew number of devices under qualification to 14 -

GOLETA, CA - August 9, 2018 - Resonant Inc. (NASDAQ: RESN), a leader in transforming the way radio frequency, or RF, front-ends are being designed and delivered for mobile handset and wireless devices, today announced financial results for the quarter ended June 30, 2018.

Key Second Quarter 2018 Highlights:

•
Secured two additional customer engagements, including a new Tier One vertically integrated filter manufacturer and a billion-dollar China based materials company that is a new entrant into the filter space.

•	Doubled average royalty rate and increased the average selling price (ASP) by greater than 20% for devices shipped in the second quarter of 2018.

•	Reached a new record of 10 customers.

•	Increased the number of total sockets contracted to greater than 60, made up of complex filters, duplexers and quadplexers, an increase year over year of over 75%.

•	Grew the number of devices in qualification and/or sampling to 14, up from 10 in the first quarter of 2018.

•	Set a record for minimum number of fabrication turns after qualifying two devices ready for pre-production and sampling with a single manufacturing spin, utilizing Resonant’s Foundry program.

•
Developed and deployed to one of Resonant's largest customers the first ever software module of the company’s ISN tool for evaluation, designed to significantly improve design and fabrication turn times.

•	Ended the second quarter with $31.1 million in cash, cash equivalents and investments.

Management Commentary

“We made excellent progress on many fronts in the second quarter,” said George B. Holmes, CEO of Resonant. “We signed new customers, including a new Tier 1 customer in Asia, and gained momentum with our key customers. In the quarter, we increased the number of contracted sockets for mobile handsets to more than 60, a new record. We now estimate the approximate gross filter sales for our customers’ share of market (SOM) has grown to be greater than $475 million annually and based on our current forecasts, we should have over 20 devices in qualification by year end for about $200 million of our customers' estimated SOM."

“We are also pleased with our increasing royalty rates as we transition from proof of concept devices to higher value devices. For devices shipped in the second quarter, our average royalty rate was double the average royalty rate for devices shipped in the first quarter. By year end, we expect to be approaching 10 devices shipping using our technology, which should enable us to reach seven-digit revenues on a quarterly basis by the end of the year.”

“Lastly, we achieved a major milestone through the cloud-based deployment of an ISN module to one of our largest Asian customers for evaluation. This software module helps our customers with process control in the fabrication of complex filters - significantly improving design and fabrication turn times. The filter market is at an inflection point, with 5G deployments on the horizon, and it is through these types of developments of tools, novel structures and building blocks that we will continue to enable our customers to leap-frog the competition. Based on our achievements on all these fronts, we believe we have an excellent trajectory to fuel execution through the balance of the year.”

Financial Results for the Second Quarter 2018

Revenue for the second quarter of 2018 was $124,000. This compared to $157,000 for the first quarter of 2018. Royalty revenue for the second quarter of 2018 totaled $40,000.

Research and development expenses were $3.3 million for both the second and first quarter of 2018.

General and administrative expenses were $2.8 million for the second quarter of 2018, compared to $2.7 million for the first quarter of 2018.

Operating loss in the second quarter of 2018 totaled $6.1 million, compared to an operating loss of $5.8 million in the first quarter of 2018.

The net loss in the second quarter of 2018 was $6.0 million, or $(0.22) per share, based on 26.7 million weighted average shares outstanding and was a net loss of $5.7 million, or $(0.28) per share, based on 20.2 million weighted average shares outstanding, for the first quarter of 2018.

Non-GAAP, adjusted EBITDA in the second quarter of 2018 was $(4.2) million, or $(0.16) per fully diluted share, compared to $(4.6) million, or $(0.23) per fully diluted share for the first quarter in 2018.

Cash, cash equivalents and investments at June 30, 2018 totaled $31.1 million, compared to $19.5 million of cash and cash equivalents at December 31, 2017. In the first half of 2018, Resonant received net proceeds of $21.2 million from a public offering, after deducting the underwriting discount and offering expenses.

Conference Call
Management will host an investor conference call today at 1:30 p.m. PDT (4:30 p.m. EDT) to discuss Resonant’s second quarter 2018 financial results, provide a corporate update, and conclude with a Q&A from participants. To participate, please use the following information:

Date: Thursday, August 9, 2018
Time: 1:30 p.m. Pacific daylight time (4:30 p.m. Eastern daylight time)
U.S. Dial-in: 1-877-451-6152
International Dial-in: 1-201-389-0879
Conference ID: 13681874
Webcast: https://ir.resonant.com/events
Please dial in at least 10 minutes before the start of the call to ensure timely participation.

A playback of the call will be available through September 9, 2018. To listen, call 1-844-512-2921 within the United States or 1-412-317-6671 when calling internationally. Please use the replay pin number 13678907. A webcast will also be available for 90 days on the IR section of the Resonant website or by clicking here: RESN Q2 2018 Webcast.

Note about Non-GAAP Financial Measures
A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles, or GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

In addition to financial results presented in accordance with GAAP, this press release presents adjusted EBITDA, which is a non-GAAP measure. Adjusted EBITDA is determined by taking net loss and adding interest, taxes, depreciation, amortization and stock-based compensation expenses. The company believes that this non-GAAP measure, viewed in addition to and not in lieu of net loss, provides useful information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP measure, is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

About Resonant Inc.
Resonant (NASDAQ: RESN) is transforming the market for RF front-ends (RFFE) by disrupting the RFFE supply chain through the delivery of solutions that leverage our Infinite Synthesized Network (ISN) software tools platform, capitalize on the breadth of our IP portfolio, and are delivered through our services offerings. In a market that is critically constrained by limited designers, tools and capacity, Resonant addresses these critical problems by providing customers with ever increasing design efficiency, reduced time to market and lower unit costs. Customers leverage Resonant’s disruptive capabilities to design cutting edge filters and modules, while capitalizing on the added stability of a diverse supply chain through Resonant’s fabless ecosystem-the first of its kind. Working with Resonant, customers enhance the connectivity of current mobile devices, while preparing for the demands of emerging 5G applications.

To learn more about Resonant, view the series of videos published on its website that explain Resonant's technologies and market positioning:

•	Infinite Synthesized Networks, ISN Explained

•	What is an RF Filter?

•	RF Filter Innovation

•	Transforming the Mobile Filter Supply Chain
For more information, please visit www.resonant.com.

About Resonant’s ISN® Technology
Resonant can create designs for difficult bands, modules and other complex RF Front End requirements that we believe have the potential to be manufactured for half the cost and developed in half the time of traditional approaches. ISN is a suite of proprietary mathematical methods, software design tools and network synthesis techniques that enable us to explore a much larger set of possible design solutions that regularly incorporate our proprietary technology. We then quickly deliver design simulations to our customers, which they manufacture or have manufactured by one of our foundry partners. These improved solutions still use Surface Acoustic Wave (SAW) or Temperature Compensated Surface Acoustic Wave (TC-SAW) manufacturing methods and perform as well as those using higher cost manufacturing methods such as Bulk Acoustic Wave (BAW). Resonant's method delivers excellent predictability, enabling achievement of the desired product performance in roughly half as many turns through the fab. In addition, because Resonant's models are fundamental, integration with its foundry and fab customers is seamless because its models speak the "fab language" of basic material properties and dimensions.

Safe Harbor / Forward-Looking Statements
This press release contains forward-looking statements, which include the following subjects, among others: the status of filter designs under development, the capabilities of our filter designs and software tools, the timing and amount of future revenues, and our views on future financial performance and market share. Forward-looking statements are made as of the date of this document and are inherently subject to risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including, without limitation, the following: our limited operating history; our ability to complete designs that meet customer specifications; the ability of our customers (or their manufacturers) to fabricate our designs in commercial quantities; our customers’ ability to sell products incorporating our designs to their OEM customers; changes in our expenditures and other uses of cash; the ability of our designs to significantly lower costs compared to other designs and solutions; the risk that the intense competition and rapid technological change in our industry renders our designs less useful or obsolete; our ability to find, recruit and retain the highly skilled personnel required for our design process in sufficient numbers to support our growth; our ability to manage growth; and general market, economic and business conditions. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report (Form 10-K) or Quarterly Report (Form 10-Q) filed with the Securities and Exchange Commission. Forward-looking statements are made as of the date of this release, and we expressly disclaim any obligation or undertaking to update forward-looking statements.

Investor Relations Contact:
Moriah Shilton
LHA Investor Relations
1-415-433-3777
RESN@lhai.com

Resonant Inc.
Condensed Consolidated Balance Sheets

	June 30, 2018	December 31, 2017
	(Unaudited)	(Audited)
ASSETS
Cash and cash equivalents	$11,671,000	$19,524,000
Investments held-to-maturity	19,475,000	—
Other current assets	669,000	686,000
TOTAL CURRENT ASSETS	31,815,000	20,210,000
PROPERTY AND EQUIPMENT, NET	1,266,000	1,354,000
TOTAL NONCURRENT ASSETS	2,463,000	2,196,000
TOTAL ASSETS	$35,544,000	$23,760,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$2,049,000	$2,958,000
Other current liabilities	240,000	143,000
TOTAL CURRENT LIABILITIES	2,289,000	3,101,000
TOTAL LONG-TERM LIABILITIES	15,000	11,000
STOCKHOLDERS’ EQUITY
Common stock	27,000	20,000
Additional paid-in capital	112,651,000	88,447,000
Accumulated other comprehensive income loss	(22,000)	(7,000)
Accumulated deficit	(79,416,000)	(67,812,000)
TOTAL STOCKHOLDERS’ EQUITY	33,240,000	20,648,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$35,544,000	$23,760,000

Resonant Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30, 2018	Three Months Ended March 31, 2018	Three Months Ended June 30, 2017	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017
REVENUE	$124,000	$157,000	$220,000	$281,000	$376,000
OPERATING EXPENSES
Research and development	3,347,000	3,254,000	2,380,000	6,601,000	4,620,000
General and administrative	2,833,000	2,665,000	2,117,000	5,498,000	4,961,000
TOTAL OPERATING EXPENSES	6,180,000	5,919,000	4,497,000	12,099,000	9,581,000
OPERATING LOSS	(6,056,000)	(5,762,000)	(4,277,000)	(11,818,000)	(9,205,000)
OTHER INCOME (EXPENSE), NET
Interest and investment income	98,000	48,000	16,000	146,000	25,000
Other expense	(2,000)	(2,000)	(1,000)	(4,000)	(1,000)
TOTAL OTHER INCOME (EXPENSE), NET	96,000	46,000	15,000	142,000	24,000
LOSS BEFORE INCOME TAXES	(5,960,000)	(5,716,000)	(4,262,000)	(11,676,000)	(9,181,000)
Provision for (benefit from) income taxes	(8,000)	—	1,000	(8,000)	(24,000)
NET LOSS	$(5,952,000)	$(5,716,000)	$(4,263,000)	$(11,668,000)	$(9,157,000)
NET LOSS PER SHARE – BASIC AND DILUTED	$(0.22)	$(0.28)	$(0.29)	$(0.50)	$(0.66)
Weighted average shares outstanding — basic and diluted	26,679,503	20,176,372	14,535,451	23,445,902	13,967,476

Resonant Inc.
Reconciliation of Non-GAAP Information
(Unaudited)

	Three Months Ended June 30, 2018	Three Months Ended March 31, 2018	Three Months Ended June 30, 2017	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017

Net loss (GAAP)	$(5,952,000)	$(5,716,000)	$(4,263,000)	$(11,668,000)	$(9,157,000)
Add (subtract) the following items:
Interest income	(98,000)	(48,000)	(16,000)	(146,000)	(25,000)
Stock compensation R&D	817,000	539,000	324,000	1,356,000	576,000
Stock compensation G&A	810,000	424,000	341,000	1,234,000	782,000
Depreciation and amortization R&D	177,000	174,000	135,000	351,000	265,000
Depreciation and amortization G&A	18,000	21,000	59,000	39,000	117,000
Provision for (benefit from) income taxes	(8,000)	—	1,000	(8,000)	(24,000)
Adjusted EBITDA (non-GAAP)	$(4,236,000)	$(4,606,000)	$(3,419,000)	$(8,842,000)	$(7,466,000)
NET EBITDA PER SHARE – BASIC AND DILUTED (non-GAAP)	$(0.16)	$(0.23)	$(0.24)	$(0.38)	$(0.53)
Weighted average shares outstanding — basic and diluted	26,679,503	20,176,372	14,535,451	23,445,902	13,967,476